UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

WOODWARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-08408	36-1984010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 31, 2020, subsidiaries of Woodward, Inc. (the “Company”) entered into definitive agreements to sell certain assets related to the Company’s renewable power systems and protective relays businesses to affiliates of AURELIUS Group for $23.4 million, subject to customary purchase price adjustments, consisting of cash and a $6 million promissory note.

The assets are primarily located in Germany, Poland and Bulgaria and accounted for approximately $80 million of sales in fiscal 2019. In anticipation of this transaction, based on current estimates, the Company recorded an after-tax impairment of $27 million in the first quarter of its fiscal year 2020. The transaction is subject to customary closing conditions and is expected to close early in the third quarter of fiscal year 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: February 3, 2020	By:	/s/ A. Christopher Fawzy
	Name:	A. Christopher Fawzy
	Title:	Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer